BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882





         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS
         --------------------------------------------------------------


TO: Capital Solutions I, Inc.:

         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated July 17th, 2004 included in Capital Solutions I, Inc. Annual Report on Form 10 - KSB for the year ended May 31st, 2004, and to all references to our Firm included in this Registration Statement.






                                          /s/ BAGELL, JOSEPHS AND COMPANY, LLC

                                              Bagell, Josephs and Company, LLC




Gibbsboro, New Jersey
April 26, 2005



      MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                       SEC PRACTICE SECTION OF THE AICPA (SECPSI)
                       NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FLORIDA STATE BOARD OF ACCOUNTANCY